UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 15, 2015 (June 26, 2014)

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

974 Centre Road
Wilmington, Delaware 19805
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (302) 774-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On June 26, 2014, E.I. du Pont de Nemours and Company ("DuPont" or the "company") filed a Current Report on Form 8-K regarding its redesign initiative which it updated on Form 8-K/A on December 18, 2014. DuPont is filing this Form 8-K/A to finalize the disclosure regarding this restructuring plan. Total pre-tax charges, net, to continuing operations associated with this plan were $520 million, of which a charge of $541 million and a net benefit of $21 million were incurred in 2014 and 2015, respectively. The costs associated with these actions consists of $280 million of employee separation charges, $223 million of asset related charges, and $17 million of contract termination charges. The company continues to expect the actions related to this redesign initiative will be substantially complete by mid-2016 and that such actions have resulted in or will result in future cash payments of approximately $300 million, primarily related to the payment of severance and related benefits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ Jeanmarie F. Desmond
Jeanmarie F. Desmond
Vice President and Controller

December 15, 2015

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